Distribution Solutions Group Announces
Fiscal 2023 First Quarter Results
Achieves Record Revenue and Profit Growth, Strong Organic Revenue

CHICAGO, May 4, 2023 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets, today announced consolidated results for the first quarter ended March 31, 2023. This press release is supplemented by an earnings slide deck appearing on the Company’s investor relations page at https://investor.distributionsolutionsgroup.com/news/events.

Note Regarding Reverse Merger Accounting

As a result of the April 1, 2022 strategic combination of Lawson Products, Gexpro Services and TestEquity, the Company's financial results are reported under reverse merger accounting treatment as required by generally accepted accounting principles ("GAAP"). Accordingly, Lawson Products results are included only for the period following the April 1, 2022 merger closing date. GAAP results for the three months ended March 31, 2022 include the combined results of Gexpro Services and TestEquity, while GAAP results for the three months ended March 31, 2023 include the results of Lawson Products, Gexpro Services and TestEquity.

The following represents a summary of certain operating results (unaudited). See reconciliation of GAAP to non-GAAP measures in tables 2 and 3.

	Three Months Ended
	March 31,
(Dollars in thousands)	2023	2022	% Change
GAAP Revenue	$348,270	$154,085	126.0%
Pre-Merger Revenue(1)	—	117,877	N/M
Adjusted Revenue	348,270	271,962	28.1%

GAAP Operating Income	16,721	2,988	N/M
Pre-Merger Operating Income(1)	—	12,076	N/M
Adjusted Operating Income	16,721	15,064	11.0%
GAAP Operating income as a percent of GAAP Revenue	4.8%	1.9%

Adjusted EBITDA	$39,353	$22,672	73.6%
Adjusted EBITDA as a percent of Adjusted Revenue	11.3%	8.3%
(1)Represents Lawson Products pre-merger revenue and operating income

Bryan King, CEO and Chairman of the Board, said, “I am excited to report the continued strong financial performance of DSG. During the first quarter, revenue and EBITDA margin improvement continued, with adjusted revenue growth of 28%, fueled by organic growth of 13.7%, and adjusted EBITDA expansion to $39.4 million, or 11.3% of revenue. This margin profile represents a 300 basis point improvement compared to one year ago as our execution has tracked our vision for why we formed the DSG platform a year ago. We remain confident in our prospects and continue to focus on generating shareholder value by driving sales growth, improving profitability and creating incremental cash flow through solid performance.

"We continue to watch the demand environment, and although certain end markets have moderated somewhat, we anticipate continued year-over-year revenue and profitability expansion as 2023 progresses with a focus on organic growth, strategic acquisitions and improved operational efficiencies. We believe that our asset light business model, combined with our focus on growing operating cash flows, positions us well to enhance shareholder value in 2023 and beyond.

"We were also thrilled to recently announce our agreement to acquire Hisco, a leading distributor of specialty products serving industrial technology applications, which is expected to close by the end of the second quarter. We believe that combining with Hisco will strategically accelerate our growth trajectory for all of our operating companies, with expansion in both customers and product offerings, coupled with better scale and incremental cost synergies," concluded Mr. King.

First Quarter Highlights (1)

•GAAP revenue was $348.3 million, an increase of $194.2 million or 126.0%, which included $38.9 million of additional revenue from companies acquired in 2022 other than Lawson Products.
•Non-GAAP adjusted revenue, which in the first quarter of 2022 includes the pre-merger revenue of Lawson Products for comparison, increased 28.1% or approximately $76.3 million. This improvement was driven by strong organic growth of 13.7% plus revenue from companies acquired in 2022 (other than Lawson Products).
•Reported operating income increased by $13.7 million from the prior year period to $16.7 million or 4.8% of GAAP revenue. Non-GAAP adjusted EBITDA increased by 73.6% from the prior year period to $39.4 million or 11.3% of revenue.
•Diluted income per share was $0.28 for the quarter compared to a diluted loss per share of $0.25 in the year-ago quarter. Non-GAAP diluted earnings per share was $0.52 in the first quarter 2023 compared to $0.00 for the same period a year ago.
•On March 30, 2023, the Company entered into a Stock Purchase Agreement for the acquisition of HIS Company, Inc., a Texas corporation (“Hisco”), for $269.1 million in cash payable at closing, with a potential additional earn-out payment of up to $12.6 million and $37.5 million, payable in cash or DSG common stock, in potential employee retention payments. DSG anticipates funding the transaction using a combination of an expanded committed credit facility and approximately $100 million of equity to be raised in a rights offering to existing stockholders. The transaction is expected to close in the second quarter of 2023, subject to regulatory and customary closing conditions.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2 and 3.

The following represents a summary of certain operating results for each reportable segment and our all other category (unaudited). See reconciliation of GAAP to non-GAAP measures in tables 2 and 3.

	Lawson Products		Gexpro Services		TestEquity		All Other		Consolidated DSG
(Dollars in thousands)	Q1 2023	Q1 2022	Q1 2023	Q1 2022	Q1 2023	Q1 2022	Q1 2023	Q1 2022	Q1 2023	Q1 2022
GAAP Revenue	$125,280	$—	$101,016	$81,683	$107,359	$72,402	$14,615	$—	$348,270	$154,085
Pre-Merger Revenue(1)	—	104,902	—	—	—	—	—	12,975	—	117,877
Adjusted Revenue	$125,280	$104,902	$101,016	$81,683	$107,359	$72,402	$14,615	$12,975	$348,270	$271,962

GAAP Operating Income	$8,245	$—	$7,374	$3,592	$26	$(604)	$1,076	$—	$16,721	$2,988
Pre-Merger Operating Income(1)	—	11,096	—	—	—	—	—	980	—	12,076
Adjusted Operating Income	8,245	11,096	7,374	3,592	26	(604)	1,076	980	16,721	15,064

Adjusted EBITDA	$18,450	$8,042	$11,674	$8,011	$7,659	$5,491	$1,570	$1,128	$39,353	$22,672

Adjusted EBITDA as a percent of Adjusted Revenue	14.7%	7.7%	11.6%	9.8%	7.1%	7.6%	10.7%	8.7%	11.3%	8.3%
(1)Represents Lawson Products and The Bolt Supply House pre-merger revenue and operating income

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss first quarter 2023 results at 9:00 a.m. Eastern Time on May 4, 2023. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 484346. A replay of the conference call will be available by telephone approximately two hours after completion of the call through May 18, 2023. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The PIN access number for the replay is 48132. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group’s website. Presentations may be supplemented by a series of slides appearing on the company’s investor relations home page at https://investor.distributionsolutionsgroup.com/news/events.

About Distribution Solutions Group, Inc.

Distribution Solutions Group (“DSG”) is a multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 110,000 customers in several diverse end markets supported by approximately 3,100 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements, which speak only as of the date made. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the SEC, including DSG’s Annual Report on Form 10-K, DSG’s Quarterly Reports on Form 10-Q and DSG’s Current Reports on Form 8-K. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements: (i) unanticipated difficulties or expenditures relating to the mergers; (ii) the risk that stockholder litigation in connection with the mergers results in significant costs of defense, indemnification and liability; (iii) any problems arising in combining the businesses of Lawson Products, TestEquity and Gexpro Services, which may result in the combined company not operating as effectively and efficiently as expected and (iv) risks and uncertainties relating to the pending acquisition of Hisco by DSG and the related financing thereof, including the risks that the transaction may not be completed on the timeline expected, that DSG may encounter difficulties integrating the business of DSG and Hisco, that DSG may not achieve the synergies contemplated with respect to the transaction and that certain assumptions with respect to Hisco’s business or the transaction could prove to be inaccurate.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$31,144	$24,554
Restricted cash	188	186
Accounts receivable, less allowances	172,688	166,301
Inventories, net	269,981	264,374
Prepaid expenses and other current assets	25,726	22,773
Total current assets	499,727	478,188
Property, plant and equipment, net	64,433	64,395
Rental equipment, net	27,168	27,139
Goodwill	348,212	348,048
Deferred tax asset	179	189
Intangible assets, net	219,213	227,994
Cash value of life insurance	17,500	17,166
Right of use operating lease assets	46,403	46,755
Other assets	5,520	5,736
Total assets	$1,228,355	$1,215,610
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$90,871	$80,486
Current portion of long-term debt	16,094	16,352
Current portion of lease liabilities	10,744	9,964
Accrued expenses and other current liabilities	55,426	62,677
Total current liabilities	173,135	169,479
Long-term debt, less current portion, net	395,215	395,825
Lease liabilities	39,061	39,828
Deferred tax liability	24,123	23,834
Other liabilities	24,412	23,649
Total liabilities	655,946	652,615
Stockholders’ equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 35,000,000 shares Issued - 21,441,506 and 19,730,362 shares, respectively Outstanding - 21,125,289 and 19,416,784 shares, respectively	21,125	19,417
Capital in excess of par value	591,292	591,796
Retained deficit	(19,833)	(25,736)
Treasury stock – 316,217 and 313,578 shares, respectively	(12,643)	(12,526)
Accumulated other comprehensive (loss) income	(7,532)	(9,956)
Total stockholders’ equity	572,409	562,995
Total liabilities and stockholders’ equity	$1,228,355	$1,215,610

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022

Revenue	$348,270	$154,085
Cost of goods sold	215,399	113,201
Gross profit	132,871	40,884

Selling, general and administrative expenses	116,150	37,896

Operating income (loss)	16,721	2,988

Interest expense	(7,670)	(6,856)
Loss on extinguishment of debt	—	(581)
Change in fair value of earnout liabilities	(57)	—
Other income (expense), net	(975)	956

Income (loss) before income taxes	8,019	(3,493)
Income tax expense (benefit)	2,112	(956)

Net income (loss)	$5,907	$(2,537)

Basic income (loss) per share of common stock	$0.28	$(0.25)

Diluted income (loss) per share of common stock	$0.28	$(0.25)

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net income (loss)	$5,907	$(2,537)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	15,722	7,589
Amortization of debt issue costs	469	655
Extinguishment of debt	—	581
Stock-based compensation	2,204	—
Deferred income taxes	612	—
Change in fair value of earnout liability	57	—
Gain on sale of rental equipment	(889)	(736)
Loss on sale of property, plant and equipment	151	—
Bargain purchase option	—	—
Charge for step-up of acquired inventory	—	—
Net realizable value and reserve adjustment for obsolete and excess inventory	2,158	636
Bad debt expense	253	50
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,015)	(12,534)
Inventories	(7,243)	(12,126)
Prepaid expenses and other current assets	(2,941)	(110)
Accounts payable	11,183	7,097
Accrued expenses and other current liabilities	(8,698)	(2,252)
Other changes in operating assets and liabilities	928	155
Net cash provided by (used in) operating activities	13,858	(13,532)
Investing activities
Purchases of property, plant and equipment	(4,490)	(410)
Business acquisitions, net of cash acquired	—	(56,429)
Purchases of rental equipment	(2,420)	(2,657)
Proceeds from sale of rental equipment	1,816	1,923
Net cash provided by (used in) investing activities	(5,094)	(57,573)
Financing activities
Proceeds from revolving lines of credit	93,953	34,277
Payments on revolving lines of credit	(87,607)	(46,064)
Proceeds from term loans	—	145,630
Payments on term loans	(7,500)	(57,036)
Deferred financing costs	—	(7,939)
Shares repurchased held in treasury	(117)	—
Payment of financing lease principal	(123)	(73)
Payment of earnout	(1,000)	—
Net cash provided by (used in) financing activities	(2,394)	68,795
Effect of exchange rate changes on cash and cash equivalents	222	(7)
Increase (decrease) in cash, cash equivalents and restricted cash	6,592	(2,317)
Cash, cash equivalents and restricted cash at beginning of period	24,740	14,671
Cash, cash equivalents and restricted cash at end of period	$31,332	$12,354
Cash and cash equivalents	$31,144	$12,354
Restricted cash	188	—
Total cash, cash equivalents and restricted cash	$31,332	$12,354

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenue:
Lawson Products	$125,280	$—
Gexpro Services	101,016	81,683
TestEquity	107,359	72,402
Other	14,615	—
Total	$348,270	$154,085

Operating Income:
Lawson Products	$8,245	$—
Gexpro Services	7,374	3,592
TestEquity	26	(604)
Other	1,076	—
Total	$16,721	$2,988

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that includes certain results of pre-merger Lawson Products for the three months ended March 31, 2022 and excludes for all periods certain non-operational items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2023 and 2022. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Revenue to Non-GAAP Adjusted Revenue and GAAP Operating Income to Non-GAAP Adjusted EBITDA
Q1 2023 and Q1 2022
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		All Other		Consolidated DSG
Quarter Ended	Q1 2023	Q1 2022	Q1 2023	Q1 2022	Q1 2023	Q1 2022	Q1 2023	Q1 2022	Q1 2023	Q1 2022
GAAP Revenue	$125,280	$—	$101,016	$81,683	$107,359	$72,402	$14,615	$—	$348,270	$154,085
Pre-Merger Revenue(1)	—	104,902	—	—	—	—	—	12,975	—	117,877
Adjusted Revenue	$125,280	$104,902	$101,016	$81,683	$107,359	$72,402	$14,615	$12,975	$348,270	$271,962

GAAP Operating Income	$8,245	$—	$7,374	$3,592	$26	$(604)	$1,076	$—	$16,721	$2,988
Pre-Merger Operating Income(1)	—	11,096	—	—	—	—	—	980	—	12,076
Adjusted Operating Income	8,245	11,096	7,374	3,592	26	(604)	1,076	980	16,721	15,064

Depreciation and amortization	6,558	1,946	3,865	2,821	4,805	4,768	494	143	15,722	9,678
Adjustments:
Merger/integration costs(2)	1,009	2,974	214	842	—	600	—	—	1,223	4,416
Stock-based compensation(3)	2,204	(8,595)	—	—	—	—	—	—	2,204	(8,595)
Severance costs(4)	238	621	—	—	113	456	—	5	351	1,082
Acquisition related costs(5)	—	—	161	569	2,715	271	—	—	2,876	840
Inventory step-up(6)	—	—	—	163	—	—	—	—	—	163
Other non-recurring(7)	196	—	60	24	—	—	—	—	256	24

Adjusted EBITDA	$18,450	$8,042	$11,674	$8,011	$7,659	$5,491	$1,570	$1,128	$39,353	$22,672

GAAP Operating income as a percent of GAAP Revenue	6.6%	—%	7.3%	4.4%	—%	(0.8)%	7.4%	—%	4.8%	1.9%

Adjusted EBITDA as a percent of GAAP Revenue	14.7%	—%	11.6%	9.8%	7.1%	7.6%	10.7%	—%	11.3%	14.7%
Adjusted EBITDA as a percent of Adjusted Revenue	14.7%	7.7%	11.6%	9.8%	7.1%	7.6%	10.7%	8.7%	11.3%	8.3%
(1)Represents Lawson Products pre-merger revenue and operating income
(2)Merger transaction costs related to the negotiation, review and execution of the merger agreements relating to the business combination of Lawson Products, TestEquity and Gexpro Services and subsequent integration costs
(3)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company’s stock price
(4)Includes severance expense for actions taken in 2023 and 2022, not related to a formal restructuring plan
(5)Expense for acquisition related costs, unrelated to the business combination of Lawson Products, TestEquity and Gexpro Services
(6)Inventory fair value step-up adjustments resulting from the acquisition accounting for additional acquisitions completed by Gexpro Services
(7)Other non-recurring costs consist of sales force optimization and other non-recurring items

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2023		March 31, 2022
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss) as reported per GAAP	$5,907	$0.28	$(2,537)	$(0.25)

Pretax adjustments:
Acquisition related costs	2,876	0.13	840	0.08
Stock-based compensation	2,204	0.10	—	—
Merger/integration costs	1,223	0.06	1,442	0.14
Severance costs	351	0.02	456	0.04
Change in fair value of earnout liability	57	—	—	—
Loss on extinguishment of debt	—	—	581	0.06
Inventory step-up	—	—	163	0.02
Other non-recurring	256	0.01	24	—
Total pretax adjustments	6,967	0.33	3,506	0.34
Tax effect on adjustments(1)	(1,832)	(0.09)	(961)	(0.09)
Total adjustments, net of tax	5,135	0.24	2,545	0.25
Non-GAAP adjusted net income	$11,042	$0.52	$8	$—
(1)Tax effected at full year tax rate of 26.3% and 27.4% for the three months ended March 31, 2023 and 2022, respectively.
(2)Pretax adjustments to diluted EPS calculated on 21.304 million and 10.301 million diluted shares for the first quarter of 2023 and 2022, respectively.

Contact

Investor Relations:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
773-304-5665

Investor Relations Contacts:
Three Part Advisors, LLC
Steven Hooser or Sandy Martin
214-872-2710